EXHIBIT 10.10

                STRATEGIC BUSINESS AND TECHNOLOGY SOLUTIONS, LLC
                                  SUBLEASE TO
                                  CYBEAR, INC.

         THIS AGREEMENT is made as of the 1st day of October, 1998 between Strategic Business and Technology Solutions, LLC having an address at c/o Huttle Profita LLC, 300 Glenpointe Centre East, Teaneck, NJ 07666 (hereinafter referred to as "Sublessor") and CyBear, Inc., a Delaware Corporation having an address at 5000 Blue Lake Drive, Boca Raton, Florida 33431 (hereinafter referred to as "Subtenant").

         WHEREAS, on or about October 15, 1998 the Sublessor entered into a lease with Samsung America, Inc. and Samsung Semiconductor, Inc. (hereinafter referred to as "Lessor") for the premises known as the Seventh Floor of 105 Challenger Road, Ridgefield Park, NJ 07660 (the "Premises") which lease expires on August 31, 2003 (the "Original Lease"); and

         WHEREAS, the Subtenant desires to let and lease a portion of the Premises from the Sublessor.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DEMISE OF TERM. Subject to the provisions of this Sublease, Sublessor does hereby sublease to Subtenant approximately 4,000 square feet of the Premises located as shown on Exhibit A hereto (the "Space"). The term of the Sublease will commence as of November 1, 1998 and shall terminate on October 31, 2003. However, if the Original Lease is terminated for any reason, this Sublease shall also terminate as of the same date.

         2. BASIC RENT. Subtenant agrees to pay Sublessor annual base rent for the Space equal to $120,000.00 per year, payable by the Subtenant in equal monthly installments of $10,000.00 (the "Basic Rent") on the first day of each month during the term of the Sublease. The Subtenant also agrees to pay, as additional rent, the sum of $416.67 per month on the first day of every month for electricity consumed by the Subtenant. In the event the Sublessor is required to pay more than the sum of $1.25 per square foot annually for electrical consumption at the Premises, then the monthly charge to the Subtenant for electrical consumption shall be increased proportionately.

         3. NO DEFAULT. Sublessor warrants and represents that it is not in material default of any of the terms or covenants of the Original Lease; that all rent due under the Original Lease has been paid to date; and that the Original Lease is in full force and effect.

         4. USE OF SPACE. The Subtenant shall use and occupy the space for general office and administrative purposes only, and for no other use or purpose. Sublessee shall use the Premises in a careful, lawful, safe and proper manner at all times, and agrees to cooperate with the Sublessor and any other subtenants of the Premises so that all parties can use and enjoy the Premises.

         5. COMMON AREAS. The Subtenant and its business invitees shall be entitled to the use of the reception area at the entrance to the Premises, the lavatory facilities located in the Premises, the four conference rooms near the entrance to the Premises, as


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well as any common hallways required for ingress or egress to the Space. The
Subtenant acknowledges that the Sublessor as well as other subtenants will also utilize the reception area, lavatories and conference rooms as well as common hallways (which may be located within the Space) in order to gain ingress and egress to other portions of the Premises. Subtenant shall also have the right to the use of the common areas of 105 Challenger Road, Ridgefield Park, New Jersey (the Building) to the same extent as the Sublessor under the terms of the Original Lease.

         6. ASSIGNMENT OR SUBLETTING. The Subtenant acknowledges that the Sublessor has entered into this Sublease only on account of the Strategic relationship of the Sublessor to the Subtenant, and therefore the Subtenant acknowledges that under no circumstances shall it be allowed to assign this Sublease or sublet any of the Space without the written consent of the Sublessor which may be either granted or withheld in the sole and absolute discretion of the Sublessor. The Sublessor shall not be required to act reasonably in considering whether or not to approve a proposed assignment or sublease, and may arbitrarily withhold approval to a proposed assignment or sublease. Subtenant also acknowledges that the approval of the Lessor shall also be required as a condition to any assignment or sublease.

         7. CONDITION OF SPACE. The Subtenant accepts the Space in "as is" condition, and acknowledges that Sublessor shall not be required to make any improvements or perform any repairs to the Space. Subtenant agrees to be solely responsible to obtain any and


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all permits or approvals required for the Subtenant to occupy the Space.

         8. BROKERS. The Sublessor and the Subtenant warrant and represent to each other that no broker or other intermediary was involved in bringing about this transaction, and each agrees to indemnify and hold the other harmless from any claims for a brokerage commission incurred on account of the actions of the other party.

         9. ASSUMPTION OF OBLIGATIONS. Subtenant agrees to assume and discharge toward the Sublessor and Lessor, all of the covenants and obligations set forth in this paragraph 9 which the Sublessor has undertaken to the Lessor in the Original Lease, as concerns the Subtenant's occupancy of the Space. The Lessor and the Sublessor shall have the right to enforce against the Subtenant all of the rights and remedies which the Lessor has against the Sublessor as set forth in this paragraph 9 specifically including, but not limited to, all of the same rights and remedies which the Lessor would be entitled to assert against the Sublessor in the event of a breach by the Sublessor:

            A. USE AND OCCUPANCY. Lessee shall use and occupy the Demised Premises for general office and administrative purposes and for no other purpose. Lessee shall use the Demised Premises in a careful, safe and proper manner.

               Lessee agrees to indemnify and save harmless Lessor from and against (i) all claims of whatever nature against Lessor arising from any act, omission, or negligence of Lessee, its contractors, licensees, agents, servants, employees, invitees,or visitors, including any claims arising from any act, omission or negligence of Lessee, (ii) all claims against Lessor arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Demised Premises provided same is not caused by the


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omission or negligence of Lessor, (iii) all claims against Lessor arising from any accident, injury or damage occurring outside of the Demised Premises or anywhere within or about Lessor's Building where such accident, injury or damage results or is claimed to have resulted from an act or omission of Lessee or Lessee's agents, employees, invitees or visitors, including any claims arising from any act, omission, or negligence of Lessee, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Lessee to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof. In any event, there shall be absolutely no personal liability on the part of the Lessor to the Lessee with respect to any of the terms, covenants and conditions of this Lease and Lessee shall look solely to the equity of the Lessor or any successors in interest to the Lessor in the fee or leasehold estate of the Lessor, as the case may be, for the satisfaction of each and every remedy of the Lessee in the event of any breach by the Lessor of any of the terms, covenants and conditions of this Lease to be performed by the Lessor. Such exculpation of personal liability is to be absolute and without any exculpation whatsoever.

               B. CARE AND REPAIR OF PREMISES. Lessee shall commit no act of waste and shall take good care of the Premises and fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state, county and municipal governments or any agency or department thereof. Lessee shall make all necessary repairs, not including structural repairs, to the Premises at Lessee's sole cost and expense to preserve the Premises in good condition and working order. All of Lessee's repairs shall be of a first class quality and done in a good and workmanlike manner and performed by such contractors that have been approved by Lessor and have executed and delivered Lessor's standard indemnity agreement and provided a certificate of insurance evidencing liability coverage in such an amount and by such carrier satisfactory to Lessor. All such work shall be scheduled in consultation with and subject to the approval of Lessor. If Lessor shall fail to make such repairs as necessary, Lessor shall nevertheless make the necessary repairs but Lessee shall pay to Lessor, as additional rent, immediately upon demand, the costs therefor.

               All alterations, additions and improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, (i) remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, as


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hereinabove provided, (including trade fixtures, cabinetwork, movable paneling, partitions and the like); (ii) repair all injury done by or in connection with the installation or removal of said property and improvements; and (iii) surrender the Premises in as good conditions as they were at the beginning of the term, reasonable wear and damage done by fire, the elements, casualty, or other cause not due to the misuse or neglect of fault of or by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense. Any fixtures placed upon the Demised Premises shall be the property of the Lessor. Lessee shall not mortgage, hypothecate, assign, or otherwise permit a lien to attach to said fixtures. At Lessor's option, prior to vacating the Demised Premises at the expiration or earlier termination of this Lease, Lessee shall remove all the telephone and computer cable, wiring and flooring and deliver the Demised Premises in broom clean condition.

               If during the last sixty (60) days of the term of this Lease, Lessee shall have removed all or substantially all of its property and personnel from the Premises, Lessor may, at anytime thereafter, enter upon the Premises to commence the alteration and renovation of the Premises. Lessor's entry upon the Premises as aforesaid shall not affect or modify Lessee's obligation to pay Basic and Additional Rent which shall not be reduced or abated. If Lessor shall enter upon the Premises and commence the alteration and/or renovation of the Premises as provided herein, Lessee shall not thereafter occupy the Premises.

               C. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not make any non-structural alterations, additions or improvements in, to or about the Premises without first obtaining the express written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessor's consent may be subject to such terms and conditions as Lessor may reasonably require including the requirement that Lessee solely utilize union labor. If, in Lessor's sole opinion, the proposed alteration, addition or improvement shall affect or impact on any structural or mechanical systems in the Building, Lessor may withhold its consent with or without cause. Lessee shall not install any air-conditioning or heating systems of any kind whatsoever within the Demised Premises.

               D. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

               E. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with


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such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the security, safety, care and cleanliness of the Building the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

               F. INSOLVENCY OF LESSOR. Either (i) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (ii) a general assignment of Lessee for the benefit of creditors, or (iii) any action taken or suffered by Lessee, voluntarily or involuntarily, under any insolvency or bankruptcy or reorganization act of law, shall constitute a default of this Lease by Lessee.

               G. DEFAULT OF LESSEE. Any of the following events shall be a default of Lessee: (i) Lessee's default in the payment on the due date of the Basic Rents and/or additional rents and/or any other payment required of Lessee by this Lease, unless Lessee shall cure such default within five (5) days after the due date of such Basic Rent and/or additional rent and/or other payment required of Lessee hereunder; (ii) Lessee's default in the performance of any of the other covenants of Lessee or conditions of this Lease, unless Lessee shall cure such default within fifteen (15) days after notice of such default given by Lessor (or if any such default is of such nature that it cannot be completely cured within such period, then unless Lessee shall commence such curing within fifteen (15) days after notice of such default given by Lessor and shall thereafter proceed with reasonable due diligence and in good faith to cure such default and shall succeed in curing such default within a reasonable period of time, and provided that the existence of such default for more than fifteen (15) days does not, in Lessor's reasonable judgment, itself result in substantial damages to Lessor and place Lessor in risk of substantial damage by such additional time to cure such default); (iii) insolvency of Lessee as set forth in the preceding paragraph above; (iv) the sale or attempted sale by or under execution or other legal process of Lessee's leasehold interest hereunder and/or substantially all of Lessee's other assets; (v) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of any of Lessee's goods of chattels used in, or incident to, the operation of the Premises by Lessee; (vi) assignment by operation of law of Lessee's leasehold interest hereunder; (vii) any attempt by Lessee to assign the within Lease or sublet the Demised Premises without the express prior written consent of the Lessor; or (viii) any act of omission of Lessee constituting and anticipatory breach or repudiation of this Lease.

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


               H. LESSOR'S REMEDIES ON DEFAULT OF LEASE. Upon any default of Lessee as set forth in this Lease, Lessor, at Lessor's sole option, may elect and enforce any of the remedies hereinafter provided in this paragraph; provided, however, that Lessor may, at Lessor's sole option, elect and enforce multiple remedies from among those remedies hereinafter provided to the extent such remedies are not inconsistent and are not legally mutually exclusive and to the extent Lessor, in Lessor's reasonable judgment, deem the enforcement of such multiple remedies necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee; and provided further that Lessor, at Lessor's sole discretion, may successively elect and enforce any number of the remedies hereinafter provided to the extent that Lessor, in Lessor's reasonable judgment, deems necessary or appropriate to indemnify and make Lessor whole from any loss or damage as a result of the default or defaults of Lessee:

                  (i) Termination and Lessee's Liabilities. Lessor shall have the right to terminate this Lease forthwith, and upon notice of such termination given by Lessor to Lessee in accordance with the notice provisions of this Lease, Lessee's right to possession, use and enjoyment of the Demised Premises shall cease, and Lessee shall immediately quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable to Lessor as hereinafter provided. Upon such termination of this Lease, Lessor may at any time thereafter re-enter and resume possession of the Premises by any lawful means and remove Lessee and/or other occupants and their goods and chattels. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any portion thereof prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's sole option, and Lessor shall receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent (basic and additional) and other payments required of Lessee hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damage equal to the basic and additional rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to


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time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance of or be deemed evidenced thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent, other payments and damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, equal to in any event the basic and additional rent herein reserved. In no event shall such occupancy by Lessor be construed as a release of Lessee's liability hereunder.

                  (ii) Specific Performance of Lease. Lessor she have the right to enforce Lessee's specific performance of each and every covenant, condition and other provision of this Lease.

                  (iii) Liquidated Damages. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such default, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between (a) the sum of the Basic Rent and additional rents and other payments reserved in the Lease and required of Lessee hereunder from the date of such default to the date of expiration of the original term demised, and (b) the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such default of this Lease and without regard to whether this Lease be terminated or not; and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damage, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

                  (iv) Waiver of Right of Redemption. Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled to by law or in equity.

                  (v) Other Remedies. Lessor's remedies hereunder are in addition to any remedy allowed by law or in equity.

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                  (vi) Non-exclusivity. The remedies set forth above shall be non-exclusive and the Lessor's election to enforce any remedy shall not be deemed a waiver of any other remedy Lessor may be entitled to hereunder or as allowed by law or in equity.

                  (vii) Lessor's Duty to Mitigate. Lessor and Lessee acknowledge that Lessor's obligation to mitigate damages in the event of Lessee's breach shall be satisfied by providing adequate information to the commercial brokerage community as to the availability for letting of the Demised Premises; having the Demised Premises available for inspection by prospective tenants during Building Hours, and by the acceptance of a commercially reasonable offer for all or a portion of the Demised Premises, which acceptance shall be evidenced by the execution of a lease agreement in form and providing terms substantially the same as the form utilized for all space tenants at the Building and without material changes therefrom. Lessor shall be under no obligation to accept any offer other than a commercially reasonable offer. Lessor's actions required hereunder, including providing information as to the availability of the Demised Premises for letting, the showing of the Demised Premises to prospective lessees and the evaluation and acceptance of proposed offers to let, shall be in the ordinary course of business and shall neither discriminate in favor of nor against the Demised Premises.

            I. SUBORDINATION OF LEASE. This Lease shall, at Lessor's option, or at the option of any holder of any underlying or ground lease or holder of a first institutional mortgage or deed of trust, be subject and subordinate to any such underlying leases and to any such first institutional mortgage and/or Deed of Trust which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying lease and said first institutional mortgage an/or Deed of Trust. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this lease as may be desired by the holder of said first institutional mortgage and/or Deed of Trust of by any of the lessors under such underlying or ground leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying or ground lease to which this Lease is subject shall terminate, Lessee shall, on timely request, attorn to the owner of the reversion. Lessor shall use reasonable efforts to obtain from its institutional mortgagee a non-disturbance agreement in form customarily used by the mortgagee, for the benefit of Lessee.

            J. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the


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reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed additional rent payable on demand.

            K. MECHANIC'S LIEN. Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens or other liens for equipment, material, labor or goods or services claimed to have been furnished to the Premises on Lessee's behalf.

            L. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection of the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claim or cause of action against Lessor for interruption to Lessee's business, however occurring.

            M. INTERRUPTION OF SERVICE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by force majeure, as hereinafter defined, shall not entitle Lessee or any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service within five (5) days after receipt of notice from Lessee regarding such interruption or curtailment. If the Premises are rendered untenantable in whole or in part for a period of thirty (30) consecutive days by the making of repairs or replacements, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall have the right to make such repairs or replacements and offset the cost thereof against the Basic Rent. In no event shall Lessee be entitled to claim a constructive eviction from the Premises, unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereof, and, if the complaints be justified, unless Lessor shall have failed within thirty (30) days, after receipt of such notice, to remedy, to commence and proceed with due diligence to remedy such condition or conditions, subject to force majeure, as hereinafter defined.

            N. LESSEE'S ESTOPPEL. Lessee shall, from time to time, on not less than seven (7) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and whether or not, to the best of the Lessee's knowledge, Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any


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such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage or Lessor's interest. Lessee shall promptly provide Lessor with its most recent financial statements prepared in accordance with generally accepted accounting principles and/or tax returns for submission to Lessor's mortgagee.

            O. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but, at a monthly Basic Rental of one hundred fifty (150%) percent of the Basic Rent for the last month of the lease term or any renewed or extended term, payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have give to Lessor a written notice, at least sixty (60) days prior to the intended date of termination of intent to terminate such tenancy.

            P. LESSOR'S WORK. Lessee acknowledges that it has inspected and is fully familiar with the Demised Premises and that it has accepted the Demised Premises in "AS IS" condition. Lessee shall be solely responsible for obtaining a Certificate of Occupancy from the Village of Ridgefield Park at Lessee's sole cost and expense.

            No "high hats" or other lighting fixtures shall be permitted without the express written consent of the Lessor. Lessee agrees to maintain 100% covering of the floor area within the Demised Premises utilizing carpeting, vinyl floor tiles, hardwood or a similar covering. No bare concrete floors shall be permitted.

            Q. RIGHT TO SHOW PREMISES. Lessor may show the Premises, on reasonable notice to Lessee, during business hours, and, during the twelve (12) months prior to termination of this Lease, to prospective tenants, during business hours.

            R. WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

            S. NO RECORDATION. Lessee agrees not to record of file this Lease or any memorandum thereof in any public recording office, including the Bergen County Clerks' Office. Any such recording or filing shall constitute a default hereunder entitling Lessor to all available remedies, including but not limited to termination and re-entry.

            T. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and


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agreed such agreement being a primary consideration for the execution of this
Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its partners, shareholders of partners, affiliated Company, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of the Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

            U. ATTORNEY'S FEES. In the event Lessor shall employ an attorney to enforce any of the conditions of this Lease, or to enforce Lessee's covenants hereunder, or any of Lessor's rights, remedies, privileges or options under this Lease, or at law or in equity, the Lessor shall be entitled to reimbursement from Lessee of all costs and expenses incurred or paid by Lessor in so doing, including, but not by way of limitation, all reasonable attorney's fees and costs incurred or paid by Lessor at any time or times in connection therewith, whether the matter is settled privately, or by arbitration, or by legal action at the trial court level and at any and all appellate court levels, provided, however, that Lessor shall be entitled to reimbursement as provided in this paragraph only if Lessor shall prevail in such arbitration or legal action or that the matter or issue shall be settled in Lessor's favor.

            V. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building and/or the parcel of land upon which the Building is situate (the "Office Building Area") and/or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants, obligations and liabilities of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. In the event of any sale or transfer as provided hereinabove, the liability of the Lessor hereunder shall cease and Lessee agrees to present any claim to the purchaser, successor or assigns.

            W. WAIVER. Lessee agrees that the failure of Lessor in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereunder, or to exercise any rights, remedies, privileges, or option provided by law or in equity or provided or reserved to Lessor in this Lease, shall not operate or be construed as a relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such right, remedy, privilege or option; but rather, the same shall continue in full force and effect. The receipt and acceptance by Lessor of Basic Rents and/or additional rents and/or any other payments hereunder, or any part or portion thereof, shall not be a waiver of any other Basic Rents and/or additional rents and/or any other payments hereunder, or any part or portion thereof, and such receipt and acceptance by Lessor, though with knowledge on the part of Lessor of the breach of any covenant or conditions of this Lease, shall not be, or operate as, a waiver of such breach or a waiver of any right, remedy, privilege or option of Lessor arising hereunder or at law or in equity on account of such breach in the absence of such receipt or acceptance. No waiver by Lessor of any of the provisions of this Lease, or of any of Lessor's rights, remedies, privileges or options under this Lease, shall be deemed to have been made unless made by Lessor in writing. If Lessor shall consent to the assignment of this Lease or to a subletting of all or a portion of the Demised Premises, or if any such assignment or subletting may be made hereunder without Lessor's consent, no further assignment or subletting shall be made without the prior written consent of Lessor, unless otherwise expressly permitted elsewhere in this Lease (this provision with respect to an assignment or subletting without Lessor's consent shall not constitute a waiver, or any way lesson Lessor's rights and remedies with respect to an assignment or subletting made without Lessor's consent).

            X. NO UNLAWFUL OCCUPANCY. Lessee shall not use or occupy, nor permit or suffer, the Demised Premises or any part thereof to be used or occupied for any unlawful purpose deemed by Lessor disreputable or not in keeping with the high-class nature of the complex of which the Demised Premises forms a part, or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations. Lessee shall immediately upon the discovery of any such unlawful, illegal, disreputable or extra-hazardous use not in keeping with the high-class nature of the building of which the Demised Premises forms a part, take all necessary steps, legal and equitable, to compel the discontinuance of such sue and to oust and remove any subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

            Y. ENVIRONMENTAL/ISRA COMPLIANCE.

               (i) Lessee shall indemnify and hold Lessor harmless including attorneys and professional fees, with respect to any and all liability pursuant to and/or under any federal and state environmental statute, law, regulation, rule or ordinance and from all suits, fines, claims and actions of whatsoever nature arising out of the use and/or storage of any substance determined by the New Jersey Department of Environmental Protection and Energy ("NJDEPE") or the United States Environmental Protection Agency ("EPA") to be hazardous or toxic and any damages or liabilities therefrom. Lessee's liability shall be limited to claims, damages or contamination arising from Lessee's use and occupancy of the Demised Premises and use of the common areas. Lessee shall promptly provide Lessor with a copy of any notice, correspondence, or document received by Lessee from and/or disclosure required to be submitted by Lessee to any governmental agency in respect of environmental, health and safety matters including but not limited to NJDEPE, EPA and OSHA.

               (ii) Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13: 1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA"). Lessee shall, at Lessee's own expense, make all submissions to, provide all information to, and comply with all requirements of the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection and Energy or its successor ("NJDEPE").

               (iii) If ISRA is applicable, Lessee's obligations under this paragraph shall arise if there is a closing of operations, a transfer of ownership or operations, or a change in ownership at or affecting the Premises pursuant to ISRA.

               (iv) Lessee represents and warrants to Lessor that Lessee intends to use the Premises for general office and administrative purposes which has the following Standard Industrial Classification ("S.I.C.") numbers as defined by the most recent edition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget: 7389, Lessee's use of the Demised Premises shall be restricted to the classification set forth above. Prior to the Lease Commencement Date, Lessee shall supply to Lessor an affidavit of an officer or partner of Lessee setting forth Lessee's S.I.C. number and a detailed description of the use. The affidavit shall be supplemented and updated in the event of any change but no less frequently than every two (2) years.

               (v) If ISRA is applicable, Lessee shall, at Lessee's sole cost and expense, obtain a letter of non-applicability from the Element prior to the termination of the Lease Term and shall promptly provide to Lessor copies of Lessee's submission and the Element's non-applicability letter.

               (vi) Lessee shall notify Lessor in advance of all meetings scheduled between Lessee or Lessee's representatives and

NJDEPE or any other environmental authority, and Lessor and Lessor's representatives shall have the right, but not the obligation, to attend and participate in all such meetings.

               (vii) Lessee shall permit Lessor and Lessor's agents, servants, and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the premises for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Lessee shall not restrict access to any part of the Premises, and Lessee shall not impose any conditions to access. In the event that Lessor's environmental inspection shall include sampling and testing of the Premises, Lessor shall use its best efforts to avoid unreasonably interfering with Lessee's use of the Premises, and upon completion of sampling and testing shall, to the extent reasonably practicable, repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

               (viii) Lessee shall indemnify, defend, and hold harmless Lessor from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation, counsel, engineering and other professional or expert fees, which Lessor may incur resulting directly or indirectly, wholly or partly from Lessee's action or non-action with regard to Lessee's obligations under this paragraph.

               (ix) This paragraph shall survive the expiration or earlier termination of this Lease. Lessee's failure to abide by the terms of this paragraph shall be restrainable by injunction.

            Z. AMERICANS WITH DISABILITY ACT. Notwithstanding anything herein to the contrary, Lessee shall be obligated to, and have the responsibility of complying with all of the relevant terms, conditions and requirements of the Americans with Disability Act (the "ADA") to the extent the ADA is applicable to Lessee's use and occupancy of the Demised Premises. To the extent the provisions of the ADA mandate modifications to the Demised Premises, such modifications shall be made by Lessee at its sole cost and expense, but in coordination and consultation with Lessor. In the event Lessee shall fail to comply with the requirements of the ADA, Lessor may, but shall not be obligated, take such steps as may be necessary to comply with the ADA and Lessee shall pay Lessor, upon demand, the cost thereof which shall be deemed Additional Rent.

            AA. RELOCATION OF LESSEE. Lessor hereby reserves the right, at its sole expense and on at least sixty (60) days prior written notice, to require Lessee to move from the Premises to other space within the Building, but not below the fourth (4th) floor, of comparable size (i.e. an entire floor) and decor in order to permit Lessor to consolidate the space leased to Lessee with any other space leased or to be leased to another tenant. In the event of any such relocation, Lessor will pay all expenses of preparing and decorating the new premises so that the same shall be substantially similar to the Premises from which Lessee is moving and Lessor will also pay the expense of moving Lessee's furniture and equipment to the relocated premises. Lessor shall use its reasonable efforts not to disrupt Lessee's business operations in completing the relocation. In such event, this Lease and each and all of the terms, covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that the description of the Premises shall be revised and if applicable, Lessee's Proportionate Share shall likewise be revised.

         10. DEFAULT BY SUBTENANT. In the event the Subtenant shall default in any of its obligations under this Sublease, or in any of the obligations which the Subtenant has assumed toward the Sublessor and Lessor pursuant to paragraph 9 hereof, then the Sublessor shall have the right to exercise against the Subtenant all of the same rights and remedies which the Lessor would have the right to assert against the Sublessor pursuant to those terms and conditions of the Original Lease which have been included in paragraph 9 of this Sublease. The Subtenant acknowledges and agrees that the Sublessor as well as its members and officers shall be entitled to exculpation from any personal liability under this Sublease to the same extent that the Lessor and its officers and stockholders are entitled to exculpation from personal liability as set forth in those terms and conditions of the Original Lease which have been included in paragraph 9 hereof.

         11. ADDITIONAL RENT. It is expressly agreed that Subtenant will pay, in addition to the Basic Rent provided in paragraph 2 above, additional rent to cover Subtenant's proportionate share, as hereinafter defined, of the increased cost to Sublessor, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for said categories.

            A. OPERATING COSTS ESCALATION. If the Operating Costs (as hereinafter defined) incurred for the Building and Office Building Area for any calendar year or proportionate part thereof during the Term of the Sublease shall be greater than the Base Operating Costs incurred during the Base Period (as hereinafter defined), adjusted proportionately for periods less than a lease year (as hereinafter defined), then Subtenant shall pay to Sublessor, as additional rent, its proportionate share (as hereinafter defined) of such excess Operating Costs. Operating Costs means each and every item of cost and expense of whatever variety or description paid or incurred for maintenance and variety or description paid or incurred for maintenance and operation of the Office Building Area and Building of which the Premises form a part (excluding Real Estate Taxes), including by way of illustration and not of limitation, fuel, utilities, electric, water, sewer, heating, ventilating and air conditioning, service contracts, elevators, plumbing/sprinkler pumps and motors, roofing and waterproofing, widow and glass, water treatment, painting, rubbish removal, tools and equipment, metal maintenance, general building supplies, locks and keys, signage and directory, security, masonry repairs, personal property taxes, management fees, direct labor, (including all wages and salaries), fringe benefits, unemployment taxes, social security taxes, worker's compensation, insurance and other similar taxes which may be levied upon the Lessor with respect to such wages and salaries; disability benefits, hospitalization, medical, surgical, union and general welfare benefits, any pensions, retirement, or life insurance plan and other benefit or similar expense respecting employees of the Lessor; uniforms and working clothes for such employees; Lessor's expenses imposed pursuant to law or to any collective bargaining agreement), fire and other insurance, trash removal, data processing costs, interior and exterior landscaping and decoration, repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building and Office Building Area as a first class office building or are made in compliance with requirements of any federal, state or local law or governmental regulation, whether or not such law or regulation is valid or mandatory, management fees for the management of the Building, or if no managing agent is employed by the Lessor, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in Bergen County, New Jersey, attorneys' fees, appraisal and other experts fees incurred in pursuance of any real estate tax appeal, accounting fees and all other items properly constituting direct operating costs or that portion of a capital expenditure amortized during the Base Period and/or applicable lease year according generally accepted accounting principles, but not including depreciation of Building or equipment, interest, income or excess profits, taxes, costs of maintaining the Lessor's corporate or other existence, franchise taxes, or any expenditures required to be capitalized for federal income tax purposes in excess of that portion of the said capital expenditure amortized during the Base Period and/or applicable lease year. As used in this subparagraph A, the Base Operating Costs shall be the Operating Costs incurred during the Base Period with respect to the establishment of the Base Operating Costs (as said Base Period is hereinafter defined in subparagraph E). If such Base Period is less than three hundred sixty-five (365) days, then the Base Operating Costs shall be determined by analyzing the Operating Costs incurred during such Base Period.

            B. TAX ESCALATION.

               (i) If the Real Estate Taxes (as hereinafter defined in subparagraph B (ii) (b) for the Building and Office Building Area at which the Demised Premises are located for any Sublease year or proportionate part thereof during the Sublease term, shall be greater than the Base Real Estate Taxes (as hereinafter defined in subparagraph B (ii) (b), incurred in the Base Period adjusted proportionately for periods less than a sublease year, then the Subtenant shall pay to Sublessor as additional rent its proportionate share, as hereinafter defined, of all such excess Real Estate Taxes.

               (ii) As used in this subparagraph (ii), the words and terms which follow mean and include the following:

                    (a) "Base Real Estate Taxes" shall mean those real estate taxes assessed against the Building and Office Building Area as provided for in the tax bill issued by the Village of Ridgefield Park for the year commencing July 1, 1999.

                    (b) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and the land upon which it stands, or upon the rent, as such, payable to the Lessor. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional Real Estate Tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purpose hereof.

                    (c) In the event Lessor is successful, as a result of a tax appeal or protest, in obtaining a reduction in Real Estate Taxes for any period for which Subtenant has paid additional rent pursuant to subparagraph B hereof, Subtenant shall be entitled to a rebate for its proportionate share of the reduction less all costs and expenses incurred in pursuance of the said tax appeal or protest, including filing fees, legal fees and expert fees. Sublessor shall pay the rebate within 30 days after receipt of the same from Lessor. A reduction shall be deemed final thereby entitling Subtenant to the rebate hereunder only upon final judgment of a court of competent jurisdiction and not until the time for filing any appeal therefrom has expired. Nothing contained herein shall be deemed to give Lessee standing to file a tax appeal Subtenant expressly acknowledges that the right to file such a tax appeal shall be solely that of the Lessor.

            C. LEASE YEAR. As used in this paragraph, sublease year shall mean the calendar year within which possession is delivered, and each twelve (12) month calendar year thereafter. Once the Base Period Costs are established, in the event any sublease year is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Subtenant shall pay to Sublessor as additional rent for such period, an amount equal to Subtenant's proportionate share, as hereinafter defined, of the excess for said period over the adjusted Base Period Costs with respect to each of the categories listed above.

            D. PAYMENT. The increase in Base Period Costs shall be paid by Subtenant as set forth in this subparagraph. Upon receipt of a notice of increase from Lessor, the Sublessor shall advise Subtenant, in writing, of Subtenant's proportionate share of the increase in the Operating Costs and Real Estate Taxes over the Base Period Costs as Lessor has estimated for the next twelve (12) months, in the exercise of Lessor's reasonable business judgment. Subtenant's proportionate share of the estimated increase shall be paid by Subtenant in twelve (12) equal monthly installments. The estimated increase, and the monthly installments shall be adjusted at the expiration of each sublease year to reflect the actual increases in Operating Costs as reported by Lessor and, after each annual tax bill has been issued, to reflect the actual increase in Real Estate Taxes. All of these payments shall be deemed to be additional rent. Any overage shall be refunded to Subtenant within thirty (30) days after Sublessor has received a refund from Lessor.

            Notwithstanding anything herein contained to the contrary, in the event the last sublease year prior to termination is less than twelve (12) months, the Base Period Costs shall be proportionately reduced to correspond to the duration of said final period.

            E. BASE PERIOD.

               (i) The Base Period with respect to the establishment of the Base Operating Costs shall be the calendar year 1999.

               (ii) The Base Period with respect to the establishment of the Base Real Estate Taxes shall mean the calendar year 1999 as set forth in the tax bill issued for the second half of 1999.

            F. BILLS AND CHARGES. Lessor has agreed to maintain bills and charges for the previous 12 month period which, provided Operating Cost Escalation shall increase by more than five (5%) percent in any calendar year during the term of the Sublease, shall be open to Sublessor and its representatives at all reasonable times and upon reasonable notice, so that Sublessor can determine that such Operating and Tax Costs have, in fact, been paid or incurred. In the event of any disagreement as to one or more charges not settled between Sublessor and Lessor, such disagreement shall be referred to an independent certified public accountant mutually acceptable to Sublessor and Lessor. If Sublessor and Lessor shall fail to agree upon such an accountant, either party may refer the dispute to the American Arbitration Associate (the

"AAA"). The decision of the accountant or the AAA, as applicable, shall be final and binding. Sublessor and Lessor shall share equally the costs and expenses incurred with respect to such arbitration and Subtenant shall reimburse Sublessor for its pro rata share thereof. Pending resolution or determination of any dispute, Subtenant shall pay to Sublessor the sum as billed by Sublessor. Sublessor has no right to review such bills and charges more than once in any 12 month period and then may only review bills and charges for the said 12 month period. Sublessor shall not be required to contest or review any Operating or Tax Costs, and the Subtenant shall be bound by any agreement or determination reached by Sublessor.

            G. For purposes of this Sublease, the Subtenant's proportionate share of the Premises is agreed to be 22.47%.

         12. SIGNAGE. Subtenant shall not place any signs of any nature whatsoever on or about the entry or other door or on any exterior wall of the Premises or Building; signage shall be limited to the name of the Subtenant on the wall in reception area of the Premises as approved by Sublessor. Provided that Lessor maintains a computerized directory in the Building lobby, Sublessor shall make available on the Building directory a sufficient number of lines or a sufficient amount of space for Subtenant's use to accommodate Subtenant's firm name in a style approved by Sublessor.

         13. LATE CHARGES. Anything in this Sublease to the contrary notwithstanding, at Sublessor's option, Subtenant shall pay a "Late Charge" of five (5%) percent of any installment of rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

         14. ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Basic Rent and additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or additional rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent and additional rent or pursue any other remedy provided herein or by law.

         15. SUBTENANT'S INSURANCE.

             A. Subtenant covenants to provide on or before the commencement date, a comprehensive policy of general liability insurance, naming the Lessor and Sublessor as additional named insureds, insuring Subtenant, Sublessor, and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Said policy is to be written by an insurance company licensed and qualified to do business in the State of New Jersey and reasonably satisfactory to Sublessor and Lessor. The policy shall have a combined single limit of not less than Three Million ($3,000,000.00) Dollars in respect of injury to any one person and any one accident, and One Million

($1,000,000.00) Dollars in respect of property damage. Said limits shall be subject to periodic review and the Sublessor and Lessor reserve the right to increase said coverage limits if, in the reasonable opinion of Lessor or Sublessor, said coverage becomes inadequate and is less than commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least thirty (30) days prior to the expiration or cancellation date of any policy, the Subtenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor to Lessor and Sublessor.

             B. Subtenant covenants and represents, said representation being specifically designed to induce Sublessor to execute this Sublease, that Subtenant's (i) personal property, fixtures and any other items which Subtenant may bring to the Premises, and (ii) business which may be subject to any claim for damages, interruption or destruction due to Lessor's or Sublessor's negligence shall be fully insured by a policy of insurance covering all risks with no deductible which policy shall specifically provide for a waiver of subrogation for Lessor and Sublessor and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Sublease. Should Subtenant fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Lessor and Sublessor as additional named insureds, then Subtenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

         16. CASUALTY AND EMINENT DOMAIN. In the event the Original Lease terminates on account of any damage by fire or other cause to the Building or Premises or on account of the exercise of any right of eminent domain or threat thereof, then this Sublease shall terminate on the same date that the Original Lease terminates. In such case, Basic Rent and additional rent shall be paid up to the date of termination of this Sublease. Subtenant agrees that it shall not be entitled to any part of any award for any taking by eminent domain or payment in lieu thereof, however Subtenant may file a separate claim for any taking of the Subtenant's fixtures and improvements which have not become the Lessor's property, and for moving expenses provided the same shall in no way affect or diminish Lessor's award, and under no circumstances shall Subtenant have any right to any part of the award resulting from the value of the sublease held estate of the Subtenant. In the event the Sublease does not terminate on account of such damage or eminent domain proceedings, then the Subtenant shall be entitled to its pro rata share of any abatement or reduction of Basic Rent or additional rent allowed by the Lessor to the Sublessor. Notwithstanding the foregoing, in the event of any loss or damage to the building or the Premises or any contents, each party shall first look to any insurance in its favor before making any claim against the other party, and to the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party (including the Sublessor and Lessor) for loss or damage within the scope of such insurance, and each party, to the extent permitted, for itself and its insurers waives all such insured claims against the other party.

         17. INDEMNITY. The Subtenant agrees to indemnify and hold the Sublessor harmless from any claim, action, or demand arising from or relating to its failure to perform its obligations under this Sublease or those obligations of the Sublessor to the Lessor under the Original Lease which have been assumed by the Subtenant in accordance with paragraph 9 hereof, including reasonable attorneys' fees and expenses in defense of any such claim. Without limiting the generality of the foregoing indemnity, the Subtenant specifically agrees that it shall be solely responsible for any Basic Rent, additional rent, or other charges which may be due the Lessor from the Sublessor as a result of the Subtenant's failure to vacate the Space and the Premises and give possession thereof to the Lessor upon the expiration of the Original Lease or this Sublease, whichever occurs first.

         18. SERVICES TO BE PROVIDED. While Subtenant is not in default under any of the provisions of this Lease, Sublessor agrees to furnish, except on holidays as set forth on Exhibit C attached hereto and made a part hereof, the following:

             A. The cleaning services, as set forth in Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth in Exhibit D, Subtenant shall pay Sublessor the cost of all other cleaning services required by Subtenant.

             B. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, during "Building Hours", as hereinafter defined. In the event Subtenant shall require HVAC other than during Building Hours (as defined elsewhere herein), Subtenant shall give not less than twenty-four (24) hours notice to Sublessor and shall pay Sublessor, upon demand, the sum of $75.00 for each hour, or portion thereof, of HVAC provided outside Building Hours.

             C. Electric current for usual office requirements and equipment which shall include typewriters and collators, copying machines, calculators, clocks, water coolers, personal computers and similar office equipment; provided, however, that Sublessor shall not be required to provide electrical current for any office equipment needing greater than fifteen amp service.

             D. As used herein, the term "Building Hours" shall be Monday through Friday, 8 o'clock a.m. to 6 o'clock p.m., and on Saturday 8 o'clock a.m. to 1 o'clock p.m.

             E. Notwithstanding the requirements of Exhibit D or any other provision of this Lease, Sublessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to actions or omissions of Lessor or any third party or force majeure. Sublessor shall not be liable, under any circumstances, for loss of, or injury to Subtenant or to the business or property of Subtenant through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interruption to Subtenant's business, however occurring.

         19. PARKING SPACES. Sublessor represents that pursuant to the terms of the Original Lease, the Subtenant has been allocated the use of 71 parking spaces at the Building, and the Subtenant shall be entitled to the use of such parking spaces in common with the Sublessor and any other subtenants. The Sublessor reserves the right to allocate and reserve such parking spaces, so long as such allocation is made upon a fair and reasonable basis. Neither Sublessor nor Lessor shall be responsible or liable for any damage to any vehicles or the contents thereof as a result of fire, theft, vandalism and/or collision.

         20. SECURITY DEPOSIT. The Subtenant shall deposit with Sublessor upon the execution hereof, the sum of Twenty Thousand ($20,000) Dollars as security for the performance of Subtenant's obligations hereunder. If Sublessor applies any part of said deposit to cure any default of Subtenant, then Subtenant shall upon demand deposit with Sublessor the amount so applied so that at all times Sublessor will have the full security deposit on hand. The Subtenant shall not be entitled to any interest on the security deposit, and under no circumstances shall the Subtenant be entitled to treat the security deposit as an advance payment of rent.

         21. NO LIABILITY FOR PROPERTY. Neither Lessor nor Sublessor shall be liable for any loss of or damage to personal property of Subtenant or any interruption of Subtenant's business from any cause whatsoever, including but not by way of limitation, theft, casualty or vandalism, and Subtenant covenants and agrees to make no claim against Lessor or Sublessor for any such loss.

         22. NO OPTION. The provision of a draft or drafts of this Sublease to the Subtenant or its attorneys shall not be considered as the extension of any option to the Subtenant, or the making of any offer on the part of the Sublessor. In addition, the effectiveness of this Sublease is subject to the following conditions:

             A. The Lessor's mortgagee's approval of the Original Lease; and

             B. The Sublessor obtaining a Certificate of Occupancy from the local municipality, or such documentation as the Sublessor shall deem sufficient to prove that no such certificate is required.

         23. MISCELLANEOUS.

             A. No change, modification or termination of any of the terms, provisions, covenants, promises or conditions of this Sublease agreement shall be effective unless made in writing and signed or initialed by all parties hereto or their successors or assigns.

             B. This Sublease agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New Jersey, and Sublessor and Subtenant acknowledge that they are subject to the jurisdiction of the courts of the State of New Jersey.

             C. If any paragraph, subparagraph or other provision of this Sublease agreement, or application of such paragraph, subparagraph or provision, is held invalid, then the remainder of the Sublease agreement, and the application of such paragraph, subparagraph or provision to persons, parties or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

             D. The Subtenant warrants and represents that the Sublessor nor anyone acting on behalf of Sublessor has made any representations, promises, or warranties to Subtenant, other than specifically as set forth in this Sublease agreement.

             E. Subtenant warrants and represents that this Sublease has been duly authorized and approved by its Board of Directors, and that the corporate officers executing this Sublease have the power and authority to execute the same. Subtenant warrants and represents that it is not insolvent, and that it has no present intention to commence bankruptcy or other debtor relief proceedings.

         24. NOTICE. Except as otherwise provided in this Sublease, all notices, demands, requests, consents, approvals or other communications (for the purposes of this paragraph, collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or delivered by hand delivery or by a nationally recognized overnight courier service addressed as follows:

         TO SUBLESSOR: At the Premises, with a copy to Michael Profita, Esq., Huttle Profita LLC, 300 Glenpointe Centre East, Teaneck, NJ 07666.

         TO SUBTENANT: At the address set forth on page 1 of this Agreement.

         Notices given as provided herein shall be deemed given two days after the date of registration or certification as to mailings, or as to overnight and hand delivery, on the day of delivery.

                                       STRATEGIC BUSINESS AND TECHNOLOGY
                                       SOLUTIONS, LLC, SUBLESSOR


                                       By: /s/ JOHN KLEIN
                                           ----------------------------------
                                               JOHN KLEIN, MANAGING MEMBER


                                               CYBEAR, INC., SUBTENANT



                                       By: /s/ [ILLEGIBLE]
                                          ------------------------------------

    7TH FLOOR LAYOUT
    FINAL AS OF APRIL 23, 1998

                                     CYBEAR
                                   EXHIBIT A

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

1.       OBSTRUCTION OF PASSAGEWAYS:

         The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress.

2.       PROJECTIONS FROM BUILDING:

         No equipment or other fixtures shall be attached to the outside walls or the windowsills of the building or otherwise affixed so as to project from the building, without the prior written consent of Lessor.

3.       SIGNS:

         No sign or lettering shall be affixed by Lessee to any part of the outside of the premises, or any part of the inside of the premises so as to be clearly visible from the outside of the premises, without the prior written consent of Lessor. Lessor shall place Lessee's name 1) next to the primary entry door to the Lessee's building standard sign premises and on the touchscreen directory in the lobby of the building, 2) in conformance with the building standards. Lessee shall not have the right to have additional names placed on the directory without Lessor's prior written consent.

4.       WINDOWS

         Windows in the premises shall not be covered or obstructed by Lessee. No bottles, parcels, bookshelves or other articles shall be placed on the windowsills, in the halls, or in any other part of the building other than the leased premises.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS


5.       FLOOR COVERING:

         Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar material being expressly prohibited.

6.       INTERFERENCE WITH OCCUPANTS OF BUILDING:

         Lessee shall not make, or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them.

7.       LOCKS: KEYS:

         Two additional keys are provided for each primary entrance door. No additional locks or bolts of any kind shall be placed on any of the doors by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor, all keys to any space within the building, either furnished to or otherwise procured by lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof.

8.       MOVEMENT OF FURNITURE FREIGHT OR BULKY MATTER:

         The carrying in or out of freight, furniture, or bulky matter of any description must take place during such hours as lessor may from time to time, reasonably determine and only after advance notice to the Lessor. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to such provisions, move freight, furniture, bulky matter, and other material into or out of the premises on Saturdays between the hours of 9:00 a.m. and l:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for other expenses occasioned by such activity of Lessee If, at least five (5) days prior to such activity, Lessor requests that lessee deposit with lessor, as security for Lessee's obligation to pay such additional costs, a sum which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such amount with Lessor as security for such cost.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

9.       SAFES AND OTHER HEAVY EQUIPMENT:

         Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so a: to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Lessee at Lessee's expense in settings sufficient in Lessor's reasonable judgement to absorb and prevent unreasonable vibration, noise and annoyance.

10.      NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS:

         Lessor shall not be responsible to Lessee for the non-observance or violation of any of these rules and regulations by any other tenant.

11.      AFTER HOUR USE:

         Lessor reserves the right to exclude from the Building between the hours of 6:00 p m. and 6:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

12.      PLUMBING FACILITIES USE

         Lessee shall not use the Office Building's plumbing facilities for any purpose other than that for which they were constructed and will not permit any foreign substance of any kind to be thrown therein and the expense of repairing any breakage, seepage or damage, no matter where occurring, resulting from a violation of this provision by Lessee or Lessee's servants, employees, agents, invitees or licensees shall be borne by Lessee. Wasteful and excessive or unusual use or misuse of Building Standard Office Electrical Service, Water, Sewer or other utilities is prohibited.

13.      VEHICLES:

         No bicycles, mopeds, motorcycles or other vehicles of any kind shall be brought into or kept in, on or about the Premises, Office Building or Office Building Area, except in those locations specifically designated by Lessor for same.

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

14.      ANIMALS:

         No animal of any kind's shall be brought into, kept in, on or about the Premises, Office Building or Office Building Area

15.      LESSOR'S RIGHTS:

         Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purpose in operating the Office Building and Office Building Area:

         a) the exclusive right to the use of the name of the Office Building for all purposes, except that Lessee may use the name as its business address and for no other purpose;

         b) the right to change the name of the Office Building at any time and from time to time, without incurring any liability to Lessee for so doing;

         c) the right to install and maintain a sign or signs on the exterior of the Office Building and/or anywhere in the Office Building Area;

         d) the exclusive right to use or dispose of the use of all or any part of the roof of the Office Building and Office Building Area;

         e) the right to grant anyone the right to conduct any particular business or undertaking in the Office Building or Office Building Area.

16.      MOVING:

         Moving in and out of the Office Building must be coordinated with the Lessor. At the discretion of the Lessor, moving may be required to be done under the supervision of management personnel. No furniture will be moved in the Office Building's elevators without the permission of the Lessor and until necessary pads have been installed.

                                   EXHIBIT "C"

                                BUILDING HOLIDAYS

BUILDING HOLIDAYS SHALL BE AS FOLLOWS:

1. Memorial Day
2. Independence Day
3. Labor Day
4. Thanksgiving Day and the day after
5. Christmas Day
6. New Year's Day
7. Monday before or Friday after if July 4th falls on Tuesday or Thursday.

                                  EXHIBIT "D"

                               CLEANING SERVICES

NIGHTLY SERVCIES -RESTROOM AREA:

1.      Sweep, mop and sanitize floors
2.      Wash and polish mirrors, powder shelves, bright work, etc.
3.      Clean and sanitize commodes, toilet seats, wash basins and urinals
4.      Dust partitions, tile walls, dispensers, doors and receptacles
5.      Empty and clean towel and sanitary disposal receptacles
6.      Remove wastepaper and refuse to a designated area in the premises
7.      Fill toilet tissue, soap and towel dispenser with supplies as needed

OCCASIONAL SERVICE-RESTROOM AREA:

1. Wash partitions, tile walls, enamel surface and power scrub lavatory floors
2.      High dust walls and ceilings
3.      Dust exterior of lighting fixtures

ENTRANCE LOBBIES AND PUBLIC AREAS AS REQUIRED (NIGHTLY):

1.      Sweep and damp mop (as required) flooring and vacuum carpeting
2.      Clean cigarette urns and replace sand or water
3.      Clean elevator cabs
4.      Clean entrance glass doors (daily)
5.      Clean lobby glass other than doors as required.